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                                                                      EXHIBIT 14


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated April 15, 1998, and to all references to our Firm included in or made a part of this registration statement of Nuveen Flagship Multistate Trust II (comprising the Nuveen Flagship New Jersey and New Jersey Intermediate Municipal Bond Funds).


                                                 ARTHUR ANDERSEN LLP


Chicago, Illinois
May 21,1998